                                                                    Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Del Global Technologies Corp.
Franklin Park, Illinois

We  hereby  consent  to  the   incorporation  by  reference  in  the  Prospectus
constituting  a  part  of  Registration   Statement  No.  333-139281  (which  is
incorporated by reference into this Registration  Statement) of our report dated
October 6, 2006, except for Note 8 which is as of October 25, 2006,  relating to the  consolidated  financial  statements  as of and for the years ended July 29,
2006 and July 30, 2005, and of our report dated October 6, 2006, relating to the
2006 and 2005  information  included in the  financial  statement  schedule  all appearing in Del Global Technologies  Corp.'s Annual Report on Form 10-K for the
year ended July 29, 2006.

We also  consent to the  reference  to us under the  caption  "Experts"  in that
Prospectus.

/s/ BDO Seidman, LLP

Chicago, Illinois
February 2, 2007